Exhibit 10.6

PARTIAL ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS PARTIAL ASSIGNMENT OF PURCHASE AND SALE AGREEMENT made as of the 23rd day of December, 2013, by and between WHEELER INTERESTS, LLC, a Virginia limited partnership (the “Assignor”), and WHLR-ST. GEORGE LLC, a Delaware limited liability company (the “Assignee”).

Recitals:

A. BCP SOUTH SQUARE, LLC; BCP CLOVER, LLC; BCP WATERWAY, LLC; BCP WESTLAND, LLC; and BCP ST. GEORGE, LLC, each a Virginia limited liability company (individually and collectively, the “Seller”), as seller, previously entered into that certain purchase and sale agreement attached hereto as Exhibit “A” and incorporated herein by this reference (the “Agreement”), with respect to five (5) shopping centers located in South Carolina.

B. Assignor desires to assign to Assignee its rights, obligations and liabilities under the Agreement to acquire from BCP ST. GEORGE, LLC all portions of the Property (as such term is defined in the Agreement) arising in connection with the real property described in Exhibit “B” attached hereto and incorporated herein by this reference, to Assignee, and Assignee desires to accept and assume such rights and obligations (the “Rights, Obligations and Liabilities”).

Agreement:

For and in consideration for the sum of TEN DOLLARS ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor hereby assigns the Rights, Obligations and Liabilities, together with one-fifth (1/5) of the rights to any earnest money deposit or other payments previously made under the terms of the Agreement, to Assignee, and Assignee accepts such assignment, and assumes all of the rights, obligations and liabilities arising in connection therewith.

Witness the following signatures and seals.

WHEELER INTERESTS, LLC

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-ST. GEORGE LLC

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager